SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            -------------------------


       Date of Report (date of earliest event reported) September 17, 1998


                          Pacesetter Ostrich Farm, Inc.
                          -----------------------------
             (exact name of registrant as specified in its charter)

               Delaware                             1-11282                       72-1186845
   ---------------------------------- ------------------------------------ -------------------------
   (State or other jurisdiction or         (Commission File Number)             (IRS Employer
            incorporation)                                                   Identification No.)



                  10135 Hereford Road, Folsom, Louisiana 70437
                  --------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code (504) 796 - 5806


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant
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On March 30, 1998, the Company was informed by Arthur Andersen & Co., LLP, its independent auditors, that it was resigning as the Company's certifying accountant and would not be available to conduct the audit of the Company's financial statements for the calendar year ended December 31, 1997.

Arthur Andersen's previous audit reports have included references to the Company's recurring operating losses and difficulty in meeting some of its financial obligations. These factors raised substantial doubt about the Company's ability to continue as a going concern.

Arthur Andersen was engaged as the Company's certifying accountant in December, 1992, and since such engagement, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On September 17, 1998, Laporte, Sehrt, Romig & Hand was engaged as the Company's certifying accountant. On September 17, 1998, the Company's Board of Directors authorized the decision to engage Laporte, Serht, Romig & Hand.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)   Exhibits

          Exhibit 16 - Letter from Arthur Andersen & Co. to the Company dated
                       March 30, 1998.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Pacesetter Ostrich Farm, Inc.



                                       By:/s/ Walter Reid Green, Jr.
                                          -------------------------------------
                                          Walter Reid Green, Jr.
                                          Chief Financial & Accounting Officer

Dated: September 17, 1998



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